SECOND
                       AMENDED AND RESTATED
                          SWINGLINE NOTE

$15,000,000                                       Houston, Texas
                                                  June 20, 2000
     ON OR BEFORE the Termination Date (as defined in the Credit Agreement hereinafter referred to), the undersigned, for value received, hereby promises to pay to the order of Chase Bank of Texas, National Association, at 712 Main, Houston, Texas 77002, as Administrative Agent under the Credit Agreement (the "Agent"), for the account of the Swingline Lenders, the principal sum of FIFTEEN MILLION DOLLARS ($15,000,000) or, if less, the aggregate unpaid principal amount of all Swingline Loans made by the Swingline Lenders to the undersigned hereunder.
     The undersigned further promises to pay to the order of the Agent for the account of the Swingline Lenders, interest on the principal sum from time to time outstanding at the rates and at the times set forth in the Credit Agreement.
     This Note evidences indebtedness incurred under, and is subject to the terms and provisions of, the Second Amended and Restated Revolving Credit Agreement dated as of June 20, 2000
(herein, as amended, modified, restated, supplemented, extended, refinanced, refunded or renewed, from time to time, called the "Credit Agreement"), among the undersigned, various banks from time to time party thereto, and the Agent, to which Credit Agreement reference is hereby made for a statement of said terms and provisions, including those under which this Note may be paid prior to its due date or its due date accelerated. Terms used but not otherwise defined herein shall have the same meaning as such terms have in the Credit Agreement.
     It is contemplated that by reason of prepayments or repayments hereon prior to the Termination Date, there may be times when no indebtedness is owing hereunder prior to such date, but notwithstanding such occurrences, this Note shall remain valid and shall be in full force and effect as to Loans made pursuant to the Credit Agreement subsequent to each such occurrence.
     In addition to and not in limitation of the foregoing, but subject to the provisions of the Credit Agreement, the undersigned further agrees to pay on demand all reasonable attorneys' fees and legal expenses incurred by the Agent and the Swingline Lenders in connection with the collection and enforcement of this Note, and any and all amendments, modifications, restatements, supplements, extensions, refinancings, refunds and renewals relating to this Note.
     All agreements between the undersigned, the Agent and the Swingline Lenders, whether now existing or hereafter arising and whether written or oral, are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of demand being made on this Note or otherwise, shall the amount contracted for, charged, reserved or received by the Agent or the Swingline Lenders for the use, forbearance, or detention of the money to be loaned under the Credit Agreement or otherwise or for the payment or performance of any covenant or obligation contained therein or herein exceed the Highest Lawful Rate. If, as a result of any circumstances whatsoever, fulfillment by the undersigned of any provision of the Credit Agreement or of this Note, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by applicable usury law or result in the Agent (on behalf of the Swingline Lenders) or the Swingline Lenders having or being deemed to have contracted for, charged, reserved or received interest (or amounts deemed to be interest) in excess of the maximum lawful rate or amount of interest allowed by applicable law to be so contracted for, charged, reserved or received by the Agent (on behalf of the Swingline Lenders) or the Swingline Lenders, then, ipso facto, the obligation to be fulfilled by the undersigned shall be reduced to the limit of such validity, and if, from any such circumstance, the Agent (on behalf of the Swingline Lenders) or the Swingline Lenders shall ever receive interest or anything which might be deemed interest under applicable law which would exceed the Highest Lawful Rate, such amount which would be excessive interest shall be refunded to the undersigned, or, to the extent (i) permitted by applicable law and (ii) such excessive interest does not exceed the unpaid principal balance of the Note and the amounts owing on other obligations of the undersigned to the Agent (on behalf of the Swingline Lenders) or the Swingline Lenders under the Credit Agreement and the Note, applied to the reduction of the principal amount owing on account of the Note or the amounts owing on other obligations of the undersigned to the Agent (on behalf of the Swingline Lenders) or the Swingline Lenders under the Credit Agreement and the Note and not to the payment of interest. All sums paid or agreed to be paid to the Agent (on behalf of the Swingline Lenders) or the Swingline Lenders for the use, forbearance, or detention of the indebtedness of the undersigned to the Agent (on behalf of the Swingline Lenders) or to the Swingline Lenders shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full term of such indebtedness until payment in full of the principal thereof (including the period of any renewal or extension thereof) so that the interest on account of such indebtedness shall not exceed the Highest Lawful Rate. The terms and provisions of this paragraph shall control and supersede every other provision hereof and of all other agreements between the undersigned, the Agent and the Banks. "Highest Lawful Rate" shall mean, with respect to the Swingline Lenders, the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged, or received with respect to the Note or on other amounts, if any, due to the Swingline Lenders pursuant to the Credit Agreement or the Note, under laws applicable to the Swingline Lenders which are presenting in effect, or to the extent allowed by law, under such applicable laws that may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow. To the extent required by applicable law in determining the Highest Lawful Rate with respect to the Swingline Lenders as of any date, there shall be taken into account the aggregate amount of all payments and charges theretofore charged, reserved or received by the Swingline Lenders under the Credit Agreement or under the Note which constitute or are deemed to constitute interest under applicable law.
     THIS NOTE IS MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF TEXAS WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.
     Except as otherwise specifically provided for in the Credit Agreement, the Borrower and any and all endorsers, guarantors and sureties severally waive grace, demand, presentment for payment, notice of dishonor or default, protest, notice of protest, notice of intent to accelerate, notice of acceleration and diligence in collecting and bringing of suit against any part hereto, and agree to all renewals, extensions or partial payments hereon and to any release or substitution of security hereof, in whole or in part, with or without notice, before or after maturity.
     This Note is an amendment and restatement, but not a novation, of the Existing Swingline Note.
     IN WITNESS WHEREOF, the Borrower has caused this Note to be executed and delivered by its officer thereunto duly authorized effective as of the date first above written.


Address:                           NPC MANAGEMENT, INC.

720 West 20th Street               By:    /s/ Troy D. Cook
Pittsburgh, Kansas 66762           Title: Senior V.P.



Schedule attached to Note dated as of June 20, 2000, of NPC MANAGEMENT, INC., payable to the order of Chase Bank of Texas, National Association, as Agent for the account of the Swingline Lenders.

                   LOANS AND PRINCIPAL PAYMENTS


  Date of               Type of Loan
    Loan                & Applicable    Amount            Nota-
Continuation  Amount   Interest Rate      of      Unpaid   tion
     or      of Loan     & Interest   Principal Principal  Made
 Conversion    Made         Rate        Repaid   Balance    By

------------------------------------------------------------------
------------------------------------------------------------------
------------------------------------------------------------------
------------------------------------------------------------------
------------------------------------------------------------------
------------------------------------------------------------------


The aggregate unpaid principal amount shown on this schedule shall be rebuttable presumptive evidence of the principal amount owing and unpaid on this Note. The failure to record the date and amount of any loan on this schedule shall not, however, limit or otherwise affect the obligations of NPC MANAGEMENT, INC. under this Note to repay the principal amount of the Loans together with all interest accruing thereon.